Proxy Voting Results

A special meeting of the funds' shareholders was held on May 11, 2005. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees. A
	# of Votes	% of Votes
Laura B. Cronin
Affirmative	14,239,751,820.01	94.148
Withheld	885,124,580.88	5.852
TOTAL	15,124,876,400.89	100.000
Dennis J. Dirks
Affirmative	14,214,711,536.39	93.982
Withheld	910,164,864.50	6.018
TOTAL	15,124,876,400.89	100.000
Robert M. Gates
Affirmative	14,201,606,421.24	93.896
Withheld	923,269,979.65	6.104
TOTAL	15,124,876,400.89	100.000
George H. Heilmeier
Affirmative	14,204,274,887.85	93.913
Withheld	920,601,513.04	6.087
TOTAL	15,124,876,400.89	100.000
Abigail P. Johnson
Affirmative	14,182,349,317.20	93.768
Withheld	942,527,083.69	6.232
TOTAL	15,124,876,400.89	100.000
Edward C. Johnson 3d
Affirmative	14,170,946,355.46	93.693
Withheld	953,930,045.43	6.307
TOTAL	15,124,876,400.89	100.000
Marie L. Knowles
Affirmative	14,215,316,094.83	93.986
Withheld	909,560,306.06	6.014
TOTAL	15,124,876,400.89	100.000
Ned C. Lautenbach
Affirmative	14,218,303,274.43	94.006
Withheld	906,573,126.46	5.994
TOTAL	15,124,876,400.89	100.000
Marvin L. Mann
Affirmative	14,204,487,663.39	93.915
Withheld	920,388,737.50	6.085
TOTAL	15,124,876,400.89	100.000
William O. McCoy
Affirmative	14,207,936,637.38	93.938
Withheld	916,939,763.51	6.062
TOTAL	15,124,876,400.89	100.000
Robert L. Reynolds
Affirmative	14,217,076,502.23	93.998
Withheld	907,799,898.66	6.002
TOTAL	15,124,876,400.89	100.000
	# of Votes	% of Votes
Cornelia M. Small
Affirmative	14,218,030,163.22	94.004
Withheld	906,846,237.67	5.996
TOTAL	15,124,876,400.89	100.000
William S. Stavropoulos
Affirmative	14,211,272,772.82	93.960
Withheld	913,603,628.07	6.040
TOTAL	15,124,876,400.89	100.000
Kenneth L. Wolfe
Affirmative	14,212,093,506.53	93.965
Withheld	912,782,894.36	6.035
TOTAL	15,124,876,400.89	100.000
PROPOSAL 2

To modify the fundamental investment objective of each of Fidelity Freedom 2000 Fund, Fidelity Freedom 2005 Fund, Fidelity Freedom 2010 Fund, Fidelity Freedom 2015 Fund, Fidelity Freedom 2020 Fund, Fidelity Freedom 2025 Fund, Fidelity Freedom 2030 Fund, Fidelity Freedom 2035 Fund, and Fidelity Freedom 2040 Fund.

	# of Votes	% of Votes
Fidelity Freedom 2000 Fund
Affirmative	762,872,577.94	89.160
Against	35,664,525.35	4.168
Abstain	55,135,624.10	6.444
Broker Non-Votes	1,952,743.28	.228
TOTAL	855,625,470.67	100.000
Fidelity Freedom 2005 Fund
	# of Votes	% of Votes
Affirmative	60,686,984.24	88.274
Against	3,308,477.62	4.813
Abstain	4,742,497.46	6.898
Broker Non-Votes	10,311.53	.015
TOTAL	68,748,270.85	100.000
Fidelity Freedom 2010 Fund
	# of Votes	% of Votes
Affirmative	3,746,482,581.07	88.339
Against	172,607,517.50	4.070
Abstain	302,164,790.98	7.125
Broker Non-Votes	19,759,438.71	.466
TOTAL	4,241,014,328.26	100.000
Fidelity Freedom 2015 Fund
	# of Votes	% of Votes
Affirmative	230,733,655.77	88.417
Against	6,128,244.65	2.348
Abstain	23,780,662.88	9.113
Broker Non-Votes	318,389.00	.122
TOTAL	260,960,952.30	100.000
Fidelity Freedom 2020 Fund
	# of Votes	% of Votes
Affirmative	3,957,012,379.56	87.417
Against	190,916,759.67	4.218
Abstain	372,206,370.93	8.222
Broker Non-Votes	6,452,566.92	.143
TOTAL	4,526,588,077.08	100.000
Fidelity Freedom 2025 Fund
	# of Votes	% of Votes
Affirmative	143,691,980.90	87.022
Against	3,898,059.01	2.361
Abstain	17,442,537.54	10.563
Broker Non-Votes	88,919.35	.054
TOTAL	165,121,496.80	100.000
Fidelity Freedom 2030 Fund
	# of Votes	% of Votes
Affirmative	2,281,367,044.28	86.046
Against	106,268,028.92	4.008
Abstain	259,122,280.24	9.773
Broker Non-Votes	4,566,516.60	.173
TOTAL	2,651,323,870.04	100.000
Fidelity Freedom 2035 Fund
	# of Votes	% of Votes
Affirmative	69,273,663.08	84.801
Against	2,419,373.01	2.961
Abstain	9,978,107.35	12.215
Broker Non-Votes	18,882.72	.023
TOTAL	81,690,026.16	100.000
Fidelity Freedom 2040 Fund
	# of Votes	% of Votes
Affirmative	769,648,765.52	87.764
Against	33,833,662.76	3.858
Abstain	71,729,530.91	8.179
Broker Non-Votes	1,745,541.00	.199
TOTAL	876,957,500.19	100.000
ADenotes trust-wide proposals and voting results.